Exhibit 99

Silicon Labs Announces Record IoT Revenue for Third Quarter 2021

IoT Leader Reports Accelerating Adoption Across Entire Wireless Portfolio

AUSTIN, Texas – October 27, 2021 – Silicon Labs (NASDAQ: SLAB), a leader in secure, intelligent wireless technology for a more connected world, reported strong financial results for the third quarter, which ended October 2, 2021. Revenue from continuing operations exceeded the top of the guidance range at $185 million, up 9% sequentially and 39% year-on-year.

“I'm really proud of what our team has accomplished,” said Silicon Labs President Matt Johnson. “We brought the industry together, delivered significant innovation and drove record revenue, all while navigating a uniquely challenging environment.”

“IoT solutions are being adopted at a rapid pace in large, diverse, and fast-growing home and industrial end markets,” said Silicon Labs CEO Tyson Tuttle. “Ten years ago, Silicon Labs set its sights on being a leader in IoT. I am confident in Matt’s ability to carry that vision forward, building on a strong foundation.”

During the third quarter, Silicon Labs completed the divestiture of its Infrastructure and Automotive (I&A) business to Skyworks Solutions, Inc. (NASDAQ: SWKS) for $2.75 billion in an all-cash transaction. Accordingly, all information included below is to be considered from continuing operations unless explicitly noted as “discontinued operations.”

Third Quarter Financial Highlights

•	Revenue increased to $185 million, up 9% sequentially and 39% year-on-year

Results on a GAAP basis:

•	GAAP gross margin was 59.2%

•	GAAP R&D expenses were $73 million

•	GAAP SG&A expenses were $46 million

•	GAAP operating loss as a percentage of revenue was (5)%

•	GAAP diluted loss per share was $(0.45)

Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, restructuring charges, non-cash interest expense and other costs associated with convertible notes, and certain other items as set forth in the reconciliation tables were as follows:

•	Non-GAAP gross margin was 59.4%

•	Non-GAAP R&D expenses were $57 million

•	Non-GAAP SG&A expenses were $36 million

•	Non-GAAP operating income as a percentage of revenue was 9%

•	Non-GAAP diluted earnings per share were $0.34

Business Highlights

•	After completing a smooth transition of the infrastructure and automotive business to Skyworks Solutions, Silicon Labs returned capital to shareholders through a “modified Dutch auction” tender offer. The tender offer was successfully completed on August 30th.

•	Concurrent with the sale of the I&A business, Silicon Labs initiated its CEO succession plan as Tyson Tuttle announced his intention to retire at the end of this year. Company President Matt Johnson will succeed Tyson as CEO on January 2nd, 2022.

•	Our annual WorksWith developers conference drew nearly eight thousand registrants, breaking last year’s record. Featured speakers included representatives from Amazon, Google, IKEA, Landis + Gyr, and Schneider Electric in virtual keynotes and hands-on technology sessions.

•	Announced new sub-GHz SoCs, delivering the world's first sub-GHz wireless solutions that combine long-range RF and energy efficiency with certified Arm PSA Level 3 security to meet the global demand for high-performance, battery-powered IoT products.

•	Announced the new Unify Software Development Kit (SDK), which provides the common building blocks for connectivity across IoT ecosystems that allow cloud and platform developers to design their devices and gateways with the confidence of “design once, support all” capability. The Unify SDK offers a bridge to Matter, an industry-unifying connectivity standard anticipated in Spring 2022.

•	Announced new Security Services, supporting IoT companies with the implementation of Zero Trust security architectures to meet emerging cybersecurity standards and combat the rising tide of threats. The new security offerings complement Silicon Labs' industry-leading Secure Vault™ technologies with a first-of-its-kind Custom Part Manufacturing Service (CPMS) for wireless SoCs and modules.

Business Outlook

The company expects fourth quarter revenue to be in the range of $195 to $205 million. The company also estimates the following results:

On a GAAP basis:

•	GAAP gross margin of approximately 59.0%

•	GAAP operating expenses of approximately $126 million

•	GAAP effective tax rate of approximately (14)%

•	GAAP diluted loss per share to be in the range of a $(0.41) to $(0.31)

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, restructuring charges, non-cash interest expense and other costs associated with convertible notes, and certain other items as set forth in the reconciliation tables:

•	Non-GAAP gross margin of approximately 59.5%

•	Non-GAAP operating expenses of approximately $95 million

•	Non-GAAP effective tax rate of approximately 8%

•	Non-GAAP diluted earnings per share between $0.50 and $0.60

Share Repurchase Program

As of October 2, 2021, the company had repurchased $54 million under its $150 million repurchase program previously announced on May 19, 2021. In addition, on October 21, 2021, the Board of Directors authorized the repurchase of up to an incremental $400 million of the company’s common stock. In connection with this authorization, the company intends to enter into an accelerated share repurchase (ASR) agreement with an investment bank under which it will repurchase $400 million of its common stock on terms to be negotiated, subject to customary adjustments. The final settlement of the ASR is expected to be completed in the first quarter of 2022.

With the anticipated completion of the ASR, the previously executed “modified Dutch auction” tender offer, and open market stock repurchases completed year-to-date, the company will have returned approximately $1.1 billion of the proceeds from the divestiture of the infrastructure and automotive business. John Hollister, senior vice president and chief financial officer, said, “This accelerated share repurchase is the next step in our capital deployment program and demonstrates our continued commitment to deliver value to our shareholders through a prudent capital allocation strategy.”

Earnings Webcast and Conference Call

Silicon Labs will host an earnings conference call to discuss the quarterly results and answer questions at 7:30 am CDT today. An audio webcast will be available on Silicon Labs' website (www.silabs.com) under Investor Relations. The company will post an audio recording of the event at silabs.com/investors and make a replay available through November 24, 2021, online or by calling (877) 344-7529 (US) or (412) 317-0088 (international) and entering access code 10160443.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, thriving ecosystem and robust support make us an ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly with innovative solutions that transform industries, grow economies, and improve lives. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the effect of the Skyworks transaction on the ability of Silicon Labs to retain and hire key personnel and maintain relationships with its customers, suppliers, advertisers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to such transaction; the timing and scope of anticipated share repurchases, including the anticipated ASR transaction, and/or dividends; the impact of COVID-19 on the U.S. and global economy, including the restrictions on travel and transportation and other actions taken by governmental authorities and disruptions to the business of our customers or our global supply chain that have occurred or may occur in the future, the ongoing impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs; risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. The level of share repurchases and/or dividends depends on market conditions and the level of other uses of cash. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Austin Dean, Investor Relations Manager, +1 (512) 532-9432, Austin.Dean@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Revenues	$184,831	$132,731	$512,180	$365,099
Cost of revenues	75,322	57,247	214,619	154,189
Gross profit	109,509	75,484	297,561	210,910
Operating expenses:
Research and development	72,656	58,929	201,503	174,631
Selling, general and administrative	46,128	40,154	131,535	124,956
Operating expenses	118,784	99,083	333,038	299,587
Operating loss	(9,275)	(23,599)	(35,477)	(88,677)
Other income (expense):
Interest income and other, net	5,516	2,044	9,038	8,562
Interest expense	(6,595)	(8,604)	(24,405)	(25,923)
Loss from continuing operations before income taxes	(10,354)	(30,159)	(50,844)	(106,038)
Provision (benefit) for income taxes	9,386	(3,457)	12,543	(11,900)
Loss from continuing operations	(19,740)	(26,702)	(63,387)	(94,138)
Income from discontinued operations, net of income taxes	2,106,796	29,864	2,183,884	97,721

Net income	$2,087,056	$3,162	$2,120,497	$3,583

Basic earnings (loss) per share:
Continuing operations	$(0.45)	$(0.61)	$(1.44)	$(2.15)
Net income	$48.11	$0.07	$48.08	$0.08

Diluted earnings (loss) per share:
Continuing operations	$(0.45)	$(0.61)	$(1.44)	$(2.15)
Net income	$46.76	$0.07	$46.71	$0.08

Weighted-average common shares outstanding:
Basic	43,385	43,815	44,103	43,737
Diluted	44,634	44,328	45,394	44,254

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	October 2, 2021	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$1,362,412	$202,720
Short-term investments	1,364,095	521,963
Accounts receivable, net	72,596	95,169
Inventories	59,114	47,861
Prepaid expenses and other current assets	61,936	87,103
Current assets of discontinued operations	--	21,005
Total current assets	2,920,153	975,821
Property and equipment, net	143,340	135,803
Goodwill	376,389	376,389
Other intangible assets, net	129,512	163,483
Other assets, net	70,108	76,675
Non-current assets of discontinued operations	--	265,316
Total assets	$3,639,502	$1,993,487

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$57,975	$54,949
Current portion of convertible debt, net	--	134,480
Deferred revenue and returns liability	11,329	12,986
Other current liabilities	389,071	81,650
Current liabilities of discontinued operations	--	433
Total current liabilities	458,375	284,498
Convertible debt, net	445,110	428,945
Other non-current liabilities	88,434	79,752
Non-current liabilities of discontinued operations	--	451
Total liabilities	991,919	793,646
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	--	--
Common stock – $0.0001 par value; 250,000 shares authorized; 40,547 and 43,925 shares issued and outstanding at October 2, 2021 and January 2, 2021, respectively	4	4
Additional paid-in capital	--	204,359
Retained earnings	2,648,190	993,664
Accumulated other comprehensive income (loss)	(611)	1,814
Total stockholders' equity	2,647,583	1,199,841
Total liabilities and stockholders' equity	$3,639,502	$1,993,487

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	October 2, 2021	October 3, 2020
Operating Activities
Net income	$2,120,497	$3,583
Adjustments to reconcile net income to cash provided by operating activities of continuing operations:
Income from discontinued operations, net of income taxes	(2,183,884)	(97,721)
Depreciation of property and equipment	12,925	11,789
Amortization of intangible assets and other assets	33,971	31,118
Amortization of debt discount and debt issuance costs	17,278	14,946
Loss on extinguishment of convertible debt	3,370	3,977
Stock-based compensation expense	36,916	36,252
Deferred income taxes	(3,132)	(7,382)
Changes in operating assets and liabilities:
Accounts receivable	22,573	(2,902)
Inventories	(11,320)	12,499
Prepaid expenses and other assets	27,598	(5,602)
Accounts payable	(4,522)	6,103
Other current liabilities and income taxes	(10,981)	3,608
Deferred revenue and returns liability	(1,657)	2,643
Other non-current liabilities	(11,388)	7,525
Net cash provided by operating activities of continuing operations	48,244	20,436

Investing Activities
Purchases of marketable securities	(1,212,572)	(418,227)
Sales and maturities of marketable securities	368,416	427,235
Purchases of property and equipment	(19,468)	(13,589)
Purchases of other assets	(578)	(920)
Acquisition of business, net of cash acquired	--	(316,809)
Net cash used in investing activities of continuing operations	(864,202)	(322,310)

Financing Activities
Proceeds from issuance of debt	--	845,000
Payments on debt	(140,572)	(618,729)
Repurchases of common stock	(688,373)	(16,287)
Payment of taxes withheld for vested stock awards	(21,393)	(17,562)
Proceeds from the issuance of common stock	8,619	8,155
Net cash provided by (used in) financing activities of continuing operations	(841,719)	200,577

Discontinued Operations
Operating activities	69,685	106,527
Investing activities	2,747,684	(2,018)
Net cash provided by discontinued operations	2,817,369	104,509

Increase in cash and cash equivalents	1,159,692	3,212
Cash and cash equivalents at beginning of period	202,720	227,146
Cash and cash equivalents at end of period	$1,362,412	$230,358

Non-GAAP Financial Measurements

In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.

The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP Income Statement Items	Three Months Ended October 2, 2021
	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$184,831

Gross profit	109,509	59.2%	$260	$--	$--	$109,769	59.4%

Research and development	72,656	39.3%	7,072	8,198	--	57,386	31.0%

Selling, general and administrative	46,128	24.9%	6,963	2,871	626	35,668	19.3%

Operating income (loss)	(9,275)	(5.0)%	14,295	11,069	626	16,715	9.0%

Non-GAAP Earnings Per Share – Continuing Operations	Three Months Ended October 2, 2021
	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Termination Costs*	Investment Fair Value Adjustments*	Interest Expense Adjustments*	Income Tax Adjustments	Non- GAAP Measure
Income (loss) from continuing operations	$(19,740)	$14,295	$11,069	$626	$(4,100)	$5,076	$8,121	$15,347

		Dilutive Securities Excluded From GAAP Measure Due to Net Loss
Diluted shares outstanding	43,385	1,249						44,634

Diluted earnings (loss) per share	$(0.45)							$0.34

Unaudited Forward-Looking Statements Regarding Business Outlook**

(In millions, except per share data)

Business Outlook	Three Months Ending January 1, 2022
	GAAP Measure	Non-GAAP Adjustments*	Non-GAAP Measure
Gross margin	59%	0.5%	59.5%

Operating expenses	$126	$31	$95

Effective tax rate	(14)%	22%	8%

Diluted earnings (loss) per share - low	$(0.41)	$0.91	$0.50

Diluted earnings (loss) per share - high	$(0.31)	$0.91	$0.60

** Non-GAAP adjustments include the following estimates: stock compensation expense of $20 million, intangible asset amortization of $11 million, interest expense adjustments of $5 million, termination costs of $1 million and the associated tax impact from the aforementioned items.